SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

First Citizens BancShares, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant's phone number including area code:   919/716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 UCT 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

Pursuant to authority granted by its Board of Directors, on June 18, 2012, Registrant entered a stock trading plan (the Plan) with Keefe, Bruyette & Woods, Inc. (KBW) in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.  The Plan provides for the repurchase of up to 100,000 shares of Registrant's Class A common stock and up to 25,000 shares of Registrant's Class B common stock.  The shares may be purchased from time to time from July 1, 2012 through June 30, 2013.  The Board's action approving share repurchases does not obligate Registrant to acquire any particular amount of shares, and purchases may be suspended or discontinued at any time.  Any shares of stock that are repurchased will be canceled.

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward-looking statements could be affected by various factors including, but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, retention of customers of acquired entities, integration of the operations of acquired entities, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions including deterioration of collateral values.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

By: /s/ Kenneth A. Black
Date: June 22, 2012	Kenneth A. Black, Vice President